Exhibit 10.18

SECOND AMENDMENT TO INCENTIVE AGREEMENT

June 11, 2026

AIRO Group Holdings, Inc. (“AIRO”) and Dangroup ApS (“Dangroup”), each referred to herein as a “Party” and jointly as the “Parties,” being all the parties to that certain Incentive Agreement dated June 28, 2024, as amended by that certain First Amendment to Incentive Agreement dated December 11, 2024 (as amended, the “Incentive Agreement”), are parties to this Second Amendment to Incentive Agreement (this “Amendment”).

WHEREAS, any capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Incentive Agreement, and if not defined therein, such terms shall have the meanings ordinarily attributed to such terms.

WHEREAS, the Parties desire to amend the Incentive Agreement to clarify the definition of EBITDA used to calculate the Bonus beginning with fiscal year 2026 and for each fiscal year thereafter.

NOW, THEREFORE, the Parties hereby agree, in consideration for the agreements herein and other valid consideration, the sufficiency of which is hereby acknowledged by the Parties hereto, as follows:

1. The Parties agree that, beginning with fiscal year 2026 and for each fiscal year thereafter, Section 2 of the Incentive Agreement shall be amended and restated in its entirety as follows:

“2. Incentive Bonus. In consideration for Dangroup’s continued involvement in Sky-Watch’s growth and success (i.e., Dangroup’s support of Sky-Watch’s governance, management and/or other operations), AIRO shall pay Dangroup an incentive bonus (the “Bonus”) equal to twenty percent (20%) of the fiscal year EBITDA of AIRO’s subsidiary Sky-Watch A/S (“Sky-Watch”), as approved and signed by Sky-Watch’s auditor and board of directors. EBITDA, as used herein, means EBITDA prior to Sky-Watch’s payment of EBITDA performance-based bonuses to its CEO and other key executives, if any, and, for the avoidance of doubt, the payment of the Bonus under this Agreement shall not affect the EBITDA of Sky-Watch. Payment of the Bonus shall be made no later than ten (10) business days following the date that Sky-Watch’s audited financial statements for the relevant fiscal year have been approved and signed by its auditor and board of directors. Payments not made within thirty (30) days following such approval shall carry interest at the rate of five percent (5%) per annum plus the federal discount rate then in effect per annum.”

2. In addition, AIRO shall pay Dangroup DKK1,340,825.00 on or before December 15, 2026. Payments not made by said date shall carry interest at the rate of five percent (5%) per annum plus the federal discount rate then in effect per annum.

3. This Amendment shall not affect or remove AIRO’s obligation to pay the Bonus for fiscal year 2025 under Section 2 of the Incentive Agreement prior to the adoption of the above amendment of Section 2 thereof. The Parties acknowledge that such payment was made and received on June 10, 2026.

4. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement. This Amendment may be executed and/or delivered by email. Signatures and documents delivered by email transmission shall be deemed to be original signatures and documents.

5. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Incentive Agreement, the terms and conditions of this Amendment shall supersede and control. Except as modified herein, the Incentive Agreement remains unmodified, in full force and effect, and is hereby ratified by the parties hereto.

[Signatures on the next page]

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to Incentive Agreement to be executed as of the date first written above.

AIRO:

AIRO GROUP HOLDINGS, INC.

By:	/s/ Joseph Burns

Joseph Burns, Chief Executive Officer

DANGROUP:

DANGROUP APS

By:	/s/ Edvard Per-Erik Svehag

Edvard Per-Erik Svehag, Member of the Board of Directors

By:	/s/ Søren Pedersen

Søren Pedersen, Member of the Board of Directors

By:	/s/ Ole Steen Nielsen

Ole Steen Nielsen, Member of the Board of Directors